Exhibit 10.6

HUDSON ACQUISITION I CORP.
19 West 44th Street, Suite 1001

New York, New York 10036

October 14, 2022

Hudson SPAC Holding, LLC
19 West 44th Street, Suite 1001

New York, New York 10036

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Hudson Acquisition I Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Hudson SPAC Holding, LLC (“Sponsor”) shall make available to the Company certain office space, secretarial and administrative services as may be required by the Company from time to time, situated at 19 West 44th Street, Suite 1001, New York, New York 10036 (or any successor location). In exchange therefore, the Company shall pay Sponsor a sum of $20,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established by the Company for the benefit of the Company’s public stockholders upon the consummation of the IPO as described in the Registration Statement (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

The parties may not assign this letter agreement and any of their rights, interests, or obligations hereunder without the consent of the other party.

This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement.

[Signature Page Follows]

Very truly yours,

HUDSON ACQUISITION I CORP.

By:	/s/ Jiang Hui
Name:	Jiang Hui
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

HUDSON SPAC HOLDING, LLC

By:	/s/ Xiaoyue Zhang
Name:	Xiaoyue Zhang
Title:	Authorized Signatory